Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Rennova Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered(1)		Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, Par Value $0.0001 per share	457	(g)	9,694,000,000	(2)	$.00009	(3)	$872,460	(3)	0.00011020	$96.15	-	-	-	-

Carry Forward Securities
Carry Forward Securities

	Total Offering Amounts											$96.15
	Total Fees Previously Paid											-
	Total Fee Offsets											-
	Net Fee Due											$96.15

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered include such indeterminate number of additional shares of common stock as may become issuable after the date hereof as a result of stock splits, stock dividends, anti-dilution adjustments and similar transactions.

(2)	Represents common stock issued or issuable upon the exercise (at an exercise price of $.00009 per share) of outstanding Series B Warrants and to be offered and sold by the Selling Stockholders identified in this registration statement.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act based on the exercise price of $.00009 per share for the Series B Warrants.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date